                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                             PPL ENERGY SUPPLY, LLC

                     (a Delaware limited liability company)



               FIRST: The name of the limited liability company is: PPL Energy Supply, LLC.

               SECOND: The address of its registered office in the State of Delaware is to be Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is Delaware Corporate Management, Inc.


          IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of PPL Energy Supply, LLC this 14th day of November, 2000.

                                        /s/ Christopher Monigle
                                        -----------------------
                                        Christopher Monigle
                                        Authorized Person